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                                                                  Exhibit 10(ab)


                         CONSULTING SERVICES AGREEMENT

         THIS AGREEMENT is entered as of the August 8, 1997 (the "Effective Date"), by and between the party of the first part, consisting of OMEGA HEALTH SYSTEMS, INC., a Delaware business corporation ("Omega") and DAVID DILLMAN, M.D. ("Dr. Dillman") an individual residing in the State of Illinois.

                                  WITNESSETH

         WHEREAS, Omega requires the services of an individual who is knowledgeable and experienced in the professional practice of ophthalmology to serve as Omega's National Medical Director;

         WHEREAS, Omega wishes to engage Dr. Dillman as Omega's National Medical Director; and

         WHEREAS, Dr. Dillman wishes to be so engaged;

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants hereinafter set forth the parties agree as follows:

         1. SCOPE OF ENGAGEMENT

                  1.1. MEDICAL DIRECTOR SERVICES. (a) Dr. Dillman agrees to serve as Omega's National Medical Director. The duties of the National Medical Director shall be to assist, on an as-needed basis, in the medical management and administration of Omega's business, including but not limited to:

                           (1)      acting as liaison between Omega and
                                    professionals practicing within the Omega
                                    Health System;

                           (2) establishing, in conjunction with Omega management and representatives of professionals practicing within the Omega Health Systems, protocol, criteria, sand standards for utilization management and quality assurance of services provided by such professionals;

                           (3)      credentialing and peer review; and

                           (4) coordinating all professional and allied health services provided within the Omega Health System.

No part of the duties of Dr. Dillman as Medical Director shall include the delivery of professional medical services to patients.

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                  1.1(b).  The parties agree that the compensation for services provided herein is based on a total of 24 days per year. The parties will re-evaluate the compensation level if this amount of time proves to be unsatisfactory.

                  1.2 SCHEDULING. Subject to specific time commitments specified above, the parties understand and agree that Dr. Dillman is to perform services under this Agreement on a part-time, as-is needed basis, with no schedule of fixed or definite hours. Dr. Dillman's availability to provide services under this Agreement shall be jointly determined from time to time by Omega and Dr. Dillman, and shall accommodate the reasonable needs of System in obtaining the services called for under this Agreement. All services of Dr. Dillman called for under this Agreement shall be performed by Dr. Dillman, or such other duly qualified professional employee as shall be approved by Omega in its sole discretion.

         2. COMPENSATION FOR SERVICES AND PAYMENT OF EXPENSES.

                  2.1 DIRECT COMPENSATION. As direct compensation for services provided by Dr. Dillman under this Agreement; Omega shall pay to Dr. Dillman the sum of $50,000 per year. Such amount shall be payable in monthly increments on the first day of each month during the term of this Agreement.

                  2.2. PAYMENT OF EXPENSES. In addition to the foregoing, Dr. Dillman shall be entitled to reimbursement from Omega for ordinary and necessary business expenses reasonably incurred by Dr. Dillman in performing the services called for under this Agreement. Reimbursable expenses shall include, but shall not be limited to: long distance telephone calls; photocopies; facsimile transmissions; delivery and courier services; travel expenditures for air fare, car expenses related to business use on a lease or mileage basis, servicing and use expenses; meals, lodging. All Reimbursement requests shall be accompanied by appropriate receipts.

                  2.3. EMPLOYMENT-RELATED TAXES AND EXPENSES. Omega shall bear no responsibility for any taxes or expense which may arise out of the relationship between the parties under this Agreement, including but not limited to the taxes imposed by the Federal Insurance Contribution Act (FICA), the Federal Unemployment Tax Act (FUTA), Federal income tax withholding, worker's compensation insurance, or any other employment-related tax or expense. Such taxes and expenses, to the extent applicable, shall be the sole responsibility of Dr. Dillman.

                  2.4. NAME AND ADDRESS OF PAYEE. The benefits conferred on Dr. Dillman under this Agreement shall be paid or delivered, at the address provided at the end of this Agreement for notices to be sent, or such other address as may be provided by Dr. Dillman to Omega by proper written notice under this Agreement.

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         3. TERM AND TERMINATION.

                  3.1. TERM. The initial term of this Agreement shall be from September 1, 1997 through September 1, 2002. This Agreement shall renew automatically for one year terms thereafter. This Agreement may be terminated by either party for any reason with 120 days written notice of termination.

         4. INSURANCE.

         Omega shall maintain throughout the term of this Agreement, at its sole expense, comprehensive professional and general liability insurance coverage for itself and its officers, directors, employees and agents, including National Medical Director. Such general liability insurance coverage shall be provided in the amount of not less than one million dollars ($1,000,000.00), combined single limit. Such professional liability insurance coverage shall be provided in the amount of not less than three million dollars ($3,000,000.00) per occurrence, five million dollars ($5,000,000.00) annual aggregate.

         5. CONFIDENTIALITY OF PROPRIETARY AND PATIENT INFORMATION.

                  5.1. Proprietary Information. (a) "Proprietary Information" as that term is used in this Agreement, shall be understood to refer to any and all information regarding the business, assets, patients, technology, know how, or trade secrets of Omega or its affiliates, including but not limited to clinical, pricing information, financial and budgeting information, and other information relating to the business of Omega or its affiliates, whether now existing or hereafter developed.

                  (b) Omega acknowledges and agrees that any and all Proprietary Information that has been or is hereafter obtained by Dr. Dillman in carrying out the terms of this Agreement shall be held in confidence and shall not be disclosed by Consolation except to Omega, its affiliates, and their agonies or employees in the proper course of its engagement hereunder or with the express written permission of Omega, unless such information was at the time of the disclosure: (1) information relating to a patient with whom Dr. Dillman has established a physician-patient relationship under Section 2.1 of this Agreement, in which case such disclosure shall be strictly limited in scope and content to that which necessary an appropriate according to Dr. Dillman's sound medical judgment and permitted by law; (2) generally available from public or published sources, provided that publication did not take place in violation of this Agreement or through the error or omission of Dr. Dillman; (3) lawfully obtained from a source under no obligation of confidentiality to Omega or Dr. Dillman; (4) previously disclosed to the public with the written approval of Omega; or (5) required to be disclosed pursuant to public law, in which case such disclosure shall be strictly limited in scope and content to that which is required by law.


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         (c)      Upon termination of this Agreement, Dr. Dillman shall
                  promptly deliver to Omega all documents, files, data or other materials belonging to Omega or otherwise relating to the operations and business of Omega.

         (d) The provisions of this Section 5.1 shall survive termination of this Agreement for any reason.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, effective as of the day and year first written above.

"Omega"                                 "Dr. Dillman"

OMEGA HEALTH SYSTEMS, INC.              DAVID DILLMAN, M.D.



By:                                     By:
     ------------------------                --------------------------
       Thomas P. Lewis                          David Dillman, M.D.

DATE:                                   DATE:
     -----------------------                 -------------------------

Address for notices to be sent:         Address for notices to be sent:

Omega Health Systems, Inc.              Dillman Eye Care
Attention:  Mr. Thomas P. Lewis         Attention:  Dr. David Dillman
5100 Poplar Ave., Ste. 2100             600 N. Logan
Memphis, TN 38137                       Danville, IL 61832


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